                                                                   Exhibit 99.1

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders of
Cerprobe Corporation:


We have audited the accompanying consolidated balance sheets of Cerprobe Corporation and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cerprobe Corporation and subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.






                                    KPMG LLP




PHOENIX, ARIZONA

FEBRUARY 15, 2000

                      CERPROBE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                     ----------------------------
                              ASSETS                                     1999            1998
                                                                     ----------------------------
Current assets:
    Cash                                                             $  3,484,045    $  4,753,696
    Short-term investment securities                                           --      14,305,400
    Accounts receivable, net of allowance of $331,009
      in 1999 and $333,364 in 1998                                     12,313,053       8,951,680
    Inventories, net                                                    9,728,500       5,303,631
    Accrued interest receivable                                            22,157         102,093
    Prepaid expenses                                                    1,107,378         869,382
    Income taxes receivable                                             4,041,140         714,811
    Deferred tax asset                                                  2,123,609         446,092
    Net assets of discontinued operations                                      --       1,481,903
                                                                     ------------    ------------
      Total current assets                                             32,819,882      36,928,688

Property, plant, and equipment, net                                    23,537,021      21,169,934
Intangible assets, net                                                 26,334,157       4,579,035
Other assets                                                              676,485       1,007,917
                                                                     ------------    ------------

      Total assets                                                   $ 83,367,545    $ 63,685,574
                                                                     ============    ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                 $  3,687,143    $  2,534,997
    Accrued expenses                                                    5,584,724       3,075,894
    Current portion of notes payable                                   10,334,878         138,985
    Current portion of capital lease obligations                          954,957         660,192
    Net liabilities of discontinued operations                            446,629              --
                                                                     ------------    ------------
      Total current liabilities                                        21,008,331       6,410,068

Notes payable, less current portion                                     5,200,034         731,555
Capital lease obligations, less current portion                         2,454,637       2,472,563
Deferred tax and other liabilities                                        472,158           7,073
                                                                     ------------    ------------
      Total liabilities                                                29,135,160       9,621,259
                                                                     ------------    ------------

Minority interest                                                       1,115,545         590,465

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $.05 par value; authorized 10,000,000
      shares; issued and outstanding none                                      --              --
    Common stock, $.05 par value; authorized 25,000,000
      shares; issued 9,863,245 and outstanding 9,419,052 shares at
      December 31, 1999 and issued 8,131,279 and outstanding
      7,645,126 shares at December 31, 1998                               493,162         406,564
    Additional paid-in capital                                         67,830,701      55,271,200
    Retained earnings (deficit)                                        (9,074,938)      3,505,734
    Accumulated other comprehensive loss:
      Foreign currency translation                                       (236,534)       (188,131)
                                                                     ------------    ------------
                                                                       59,012,391      58,995,367
    Treasury stock, at cost, 444,193 shares at December 31, 1999
      and 486,153 shares at December 31, 1998                          (5,027,278)     (5,521,517)
    Notes receivable from related parties                                (868,273)             --
                                                                     ------------    ------------
      Total stockholders' equity                                       53,116,840      53,473,850
                                                                     ------------    ------------

      Total liabilities and stockholders' equity                     $ 83,367,545    $ 63,685,574
                                                                     ============    ============

          See accompanying notes to consolidated financial statements.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         YEARS ENDED DECEMBER 31,
                                                               --------------------------------------------
                                                                   1999            1998            1997
                                                               ------------    ------------    ------------
Net sales                                                      $ 62,655,751    $ 76,207,477    $ 69,012,395
Costs of goods sold                                              41,637,001      45,052,300      39,251,446
                                                               ------------    ------------    ------------
      Gross profit                                               21,018,750      31,155,177      29,760,949
                                                               ------------    ------------    ------------

Expenses:
    Selling, general, and administrative                         21,214,773      18,316,839      16,218,709
    Engineering and product development                           4,806,971       3,101,082         996,253
    In-process research and development                           8,815,000       1,568,000              --
    Goodwill amortization                                           785,981         461,301         386,467
                                                               ------------    ------------    ------------
      Total expenses                                             35,622,725      23,447,222      17,601,429
                                                               ------------    ------------    ------------

Operating income (loss)                                         (14,603,975)      7,707,955      12,159,520
                                                               ------------    ------------    ------------

Other income (expense):
    Interest income                                                 881,769       1,323,918         348,816
    Interest expense                                               (582,135)       (269,115)       (388,025)
    Other, net                                                     (527,138)        542,839         323,065
                                                               ------------    ------------    ------------
      Total other income (expense)                                 (227,504)      1,597,642         283,856
                                                               ------------    ------------    ------------

Income (loss) from continuing operations before
    minority interest and income taxes                          (14,831,479)      9,305,597      12,443,376

Minority interest                                                  (454,450)       (383,637)         29,715
                                                               ------------    ------------    ------------

Income (loss) from continuing operations before income taxes    (15,285,929)      8,921,960      12,473,091

Income tax (expense) benefit                                      2,710,579      (3,685,308)     (4,810,167)
                                                               ------------    ------------    ------------

Income (loss) from continuing operations                        (12,575,350)      5,236,652       7,662,924

Discontinued operations:
    Loss from operations of SVTR, Inc., net of taxes                 (5,322)     (1,924,820)     (5,766,956)
    Loss on disposal of SVTR, Inc., net of taxes                         --      (3,807,740)             --
                                                               ------------    ------------    ------------
      Loss from discontinued operations                              (5,322)     (5,732,560)     (5,766,956)
                                                               ------------    ------------    ------------

Net income (loss)                                              $(12,580,672)   $   (495,908)   $  1,895,968
                                                               ============    ============    ============

Net income (loss) per common share:
    Basic:
    From continuing operations                                 $      (1.60)   $       0.66    $       1.14
    From discontinued operations                                         --           (0.72)          (0.86)
                                                               ------------    ------------    ------------
    Net income (loss) per common share                         $      (1.60)   $      (0.06)   $       0.28
                                                               ============    ============    ============

    Weighted average number of common
      shares outstanding                                          7,884,628       7,963,747       6,690,265
                                                               ============    ============    ============

    Diluted:
    From continuing operations                                 $      (1.60)   $       0.63    $       1.10
    From discontinued operations                                         --           (0.69)          (0.83)
                                                               ------------    ------------    ------------
    Net income (loss) per common share                         $      (1.60)   $      (0.06)   $       0.27
                                                               ============    ============    ============

    Weighted average number of common and
      common equivalent shares outstanding                        7,884,628       8,251,373       6,982,368
                                                               ============    ============    ============

          See accompanying notes to consolidated financial statements.

                      CERPROBE CORPORATION AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                         NUMBER OF
                                                            NUMBER OF    PREFERRED
                                                              COMMON       SHARES      NUMBER OF
                                                              SHARES     ISSUED AND    TREASURY    COMMON   PREFERRED    TREASURY
                                                              ISSUED     OUTSTANDING    SHARES     STOCK      STOCK       STOCK
                                                            ----------   -----------   ---------  --------  ---------   -----------
Balance, December 31, 1996                                   6,027,714          330          --   $301,386  $      16   $        --
Exercise of stock options                                       95,265           --          --      4,763         --            --
Issuance of common stock for acquisition                       175,000           --          --      8,750         --            --
Issuance of common stock in secondary offering,              1,800,000           --          --     90,000         --            --
  net of issuance cost of $226,764
Redemption of preferred stock                                       --         (330)         --         --        (16)           --
Tax benefit from exercise of nonqualified stock options             --           --          --         --         --            --
Comprehensive income (loss):
   Foreign currency translation, net of taxes                       --           --          --         --         --            --
   Net income

Total comprehensive income
                                                            ----------   ----------    --------   --------  ---------   -----------

Balance, December 31, 1997                                   8,097,979           --          --   $404,899  $      --   $        --
Exercise of stock options                                       31,300           --          --      1,565         --            --
Expenses from issuance of common stock                              --           --          --         --         --            --
Issuance of common stock for employee stock purchase plan                                37,198         --         --       480,454
Exercise of warrants                                             2,000                   (1,551)       100         --       (33,114)
Purchase of treasury stock                                          --           --    (521,800)        --         --    (5,968,857)
Tax benefit from exercise of nonqualified stock options             --           --          --         --         --            --
Comprehensive income (loss):
   Foreign currency translation, net of taxes                       --           --          --         --         --            --
   Net loss                                                         --           --          --         --         --            --

Total comprehensive loss
                                                            ----------   ----------    --------   --------  ---------   -----------

Balance, December 31, 1998                                   8,131,279           --    (486,153)  $406,564  $      --   $(5,521,517)
Exercise of stock options                                      231,966           --          --     11,598         --            --
Issuance of common stock for acquisition                     1,500,000           --          --     75,000         --            --
Issuance of common stock for employee stock purchase plan                                41,960         --         --       494,239
Tax benefit from exercise of nonqualified stock options             --           --          --         --         --            --
Notes receivable from related parties                               --           --          --         --         --            --
Comprehensive loss:
   Foreign currency translation, net of taxes                       --           --          --         --         --            --
   Net loss                                                         --           --          --         --         --            --

Total comprehensive loss
                                                            ----------   ----------    --------   --------  ---------   -----------

Balance, December 31, 1999                                   9,863,245           --    (444,193)  $493,162  $      --   $(5,027,278)
                                                            ==========   ==========    ========   ========  =========   ===========


                                                                                            NOTES       ACCUMULATED
                                                            ADDITIONAL      RETAINED      RECEIVABLE       OTHER          TOTAL
                                                             PAID-IN        EARNINGS     FROM RELATED   COMPREHENSIVE  STOCKHOLDERS'
                                                             CAPITAL        (DEFICIT)      PARTIES      INCOME (LOSS)     EQUITY
                                                           ------------   ------------   ------------   -------------  -------------
Balance, December 31, 1996                                 $ 20,652,290   $2,105,674 $    $      --      $ 42,596 $    $  23,101,962
Exercise of stock options                                       811,702             --           --              --         816,465
Issuance of common stock for acquisition                      1,662,062             --           --              --       1,670,812
Issuance of common stock in secondary offering,              37,015,237             --           --              --      37,105,237
  net of issuance cost of $226,764
Redemption of preferred stock                                (5,249,984)            --           --              --      (5,250,000)
Tax benefit from exercise of nonqualified stock options         245,000             --           --              --         245,000
Comprehensive income (loss):
   Foreign currency translation, net of taxes                        --             --           --        (241,406)       (241,406)
   Net income                                                                1,895,968                                    1,895,968
                                                                                                                       ------------
Total comprehensive income                                                                                                1,654,562
                                                           ------------   ------------    ---------    ------------    ------------

Balance, December 31, 1997                                 $ 55,136,307   $  4,001,642    $      --    $   (198,810)   $ 59,344,038
Exercise of stock options                                       204,048             --           --              --         205,613
Expenses from issuance of common stock                         (178,650)            --           --              --        (178,650)
Issuance of common stock for employee stock purchase plan       (74,519)            --           --              --         405,935
Exercise of warrants                                             33,014             --           --              --              --
Purchase of treasury stock                                           --             --           --              --      (5,968,857)
Tax benefit from exercise of nonqualified stock options         151,000             --           --              --         151,000
Comprehensive income (loss):
   Foreign currency translation, net of taxes                        --             --           --          10,679          10,679
   Net loss                                                          --       (495,908)          --              --        (495,908)
                                                                                                                       ------------
Total comprehensive loss                                                                                                   (485,229)
                                                           ------------   ------------    ---------    ------------    ------------

Balance, December 31, 1998                                 $ 55,271,200   $  3,505,734    $      --    $   (188,131)   $ 53,473,850
Exercise of stock options                                     1,387,065             --           --              --       1,398,663
Issuance of common stock for acquisition                     11,263,000             --           --              --      11,338,000
Issuance of common stock for employee stock purchase plan      (184,564)            --           --              --         309,675
Tax benefit from exercise of nonqualified stock options          94,000             --           --              --          94,000
Notes receivable from related parties                                --             --     (868,273)             --        (868,273)
Comprehensive loss:
   Foreign currency translation, net of taxes                        --             --           --         (48,403)        (48,403)
   Net loss                                                          --    (12,580,672)          --                     (12,580,672)
                                                                                                                       ------------
Total comprehensive loss                                                                                                (12,629,075)
                                                           ------------   ------------    ---------    ------------    ------------

Balance, December 31, 1999                                 $ 67,830,701   $ (9,074,938)   $(868,273)   $   (236,534)   $ 53,116,840
                                                           ============   ============    =========    ============    ============


          See accompanying notes to consolidated financial statements.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             YEARS ENDED DECEMBER 31,
                                                                                   --------------------------------------------
                                                                                       1999            1998            1997
                                                                                   ------------    ------------    ------------
Cash flows from operating activities:
     Income (loss) from continuing operations                                      $(12,575,350)   $  5,236,652    $  7,662,924
     Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) continuing operations:
             Depreciation and amortization                                            6,068,223       4,676,110       3,546,154
             In-process research and development                                      8,815,000       1,568,000              --
             Loss on sale of equipment                                                  184,763         373,245          12,583
             Tax benefit from exercise of nonqualified stock options                     94,000         151,000         245,000
             Deferred income taxes                                                     (596,951)       (509,174)          8,062
             Provision for losses on accounts receivable                                  4,000         186,585          24,000
             Provision for obsolete inventory                                           180,000         534,000         621,000
             Compensation expense                                                            --              --         (33,536)
             Income (loss) applicable to minority interest                              454,450         383,637         (29,715)
             Changes in working capital of continuing operations
                 Accounts receivable                                                    499,745         571,725      (2,689,975)
                 Inventories                                                         (1,248,621)       (736,703)     (1,728,051)
                 Prepaid expenses and other assets                                      (42,877)        (72,967)       (236,085)
                 Income taxes receivable                                             (1,224,804)       (243,765)       (256,949)
                 Accounts payable and accrued expenses                                  369,742      (1,359,857)      2,075,238
                 Accrued income taxes                                                        --        (108,648)             --
                 Other liabilities                                                       (7,073)         (9,627)             --
                                                                                   ------------    ------------    ------------
                     Net cash provided by continuing operations                         974,247      10,640,213       9,220,650
                                                                                   ------------    ------------    ------------
                     Net cash used in discontinued operations                           (51,500)     (1,161,467)     (7,558,443)
                                                                                   ------------    ------------    ------------
                     Net cash provided by operating activities                          922,747       9,478,746       1,662,207
                                                                                   ------------    ------------    ------------
Cash flows from investing activities:
     Purchase of property, plant, and equipment                                      (6,339,844)    (11,900,133)     (6,302,918)
     Redemption (purchase) of investment securities                                  14,305,400      12,695,298     (24,019,378)
     Investment in CRPB Investors, L.L.C                                                213,620          88,455         107,293
     Purchase of OZ Technologies, Inc., net of cash acquired                        (25,326,966)             --              --
     Purchase of Upsys-Cerprobe, L.L.C., net of cash acquired                                --        (376,366)             --
     Purchase of Cerprobe Europe S.A.S., net of cash acquired                           (31,135)     (3,230,230)             --
     Purchase of Cerprobe Interconnect Solutions, Inc., net of cash acquired                 --              --         (80,102)
     Purchase of SVTR, net of cash acquired                                                  --              --      (2,590,697)
     Proceeds from sale of equipment                                                     11,487          15,267          74,683
     Payment (issuance) of notes receivable                                            (560,448)             --         250,000
                                                                                   ------------    ------------    ------------
                     Net cash used in investing activities                          (17,727,886)     (2,707,709)    (32,561,119)
                                                                                   ------------    ------------    ------------
Cash flows from financing activities:
     Issuance of notes payable                                                       20,066,555       1,661,310         357,010
     Redemption of convertible preferred stock                                               --              --      (5,250,000)
     Payments on notes payable                                                       (6,261,632)       (768,110)     (1,856,141)
     Net proceeds (costs) from issuance of common stock                                      --        (178,650)     37,105,237
     Purchase of treasury stock                                                              --      (5,968,857)             --
     Net proceeds from employee stock purchase plan                                     309,675         405,935              --
     Net proceeds from exercise of stock options                                      1,398,663         205,613         816,465
     Capital contribution by minority interest partners                                      --              --         100,000
                                                                                   ------------    ------------    ------------
                     Net cash provided by (used in) financing activities             15,513,261      (4,642,759)     31,272,571
                                                                                   ------------    ------------    ------------
Effect of exchange rates on cash                                                         22,227         (90,072)       (241,406)
                                                                                   ------------    ------------    ------------
Net increase (decrease) in cash                                                      (1,269,651)      2,038,206         132,253
Cash, beginning of period                                                             4,753,696       2,715,490       2,583,237
                                                                                   ------------    ------------    ------------
Cash, end of period                                                                $  3,484,045    $  4,753,696    $  2,715,490
                                                                                   ============    ============    ============

                      CERPROBE CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                             YEARS ENDED DECEMBER 31,
                                                                                   --------------------------------------------
                                                                                       1999            1998            1997
                                                                                   ------------    ------------    ------------
Supplemental disclosures of cash flow information from continuing operations:
     Interest paid                                                                 $    582,135    $    182,133    $    221,248
                                                                                   ============    ============    ============
     Income taxes paid                                                             $    482,597    $  2,049,282    $  2,060,000
                                                                                   ============    ============    ============

Supplemental disclosures of non-cash investing activities:
     The Company made acquisitions for $37.9 million, $3.6 million, and $4.5 million in the years ended December 31, 1999, 1998, and 1997, respectively. The purchase prices were allocated to the assets acquired and liabilities assumed based on their fair values as indicated in the notes to the consolidated financial statements. A summary of the acquisitions is as follows:
     Purchase price                                                                $ 37,899,135    $  3,626,366    $  4,546,825
     Less cash acquired                                                              (1,203,034)        (19,770)       (285,316)
     Common stock issued                                                            (11,338,000)             --      (1,670,812)
                                                                                   ------------    ------------    ------------
         Cash invested                                                             $ 25,358,101    $  3,606,596    $  2,590,697
                                                                                   ============    ============    ============

     Notes receivable from the exercise of stock options from related parties      $    868,273    $         --    $         --
                                                                                   ============    ============    ============


            See accompanying notes to consolidated financial statements.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF BUSINESS

       Cerprobe Corporation offers comprehensive solutions for semiconductor test integration and is a leading manufacturer of probe cards, automatic test equipment ("ATE") interface assemblies, and ATE test boards. The Company believes it is the only company that designs, manufactures, and assembles each of the electromechanical components that assure the integrity of the electrical test signal that passes from the ATE to the integrated circuits ("ICs") device under test. The Company's products address critical functions to assure IC quality, reduce manufacturing costs, improve the accuracy of manufacturing yield data, and identify repairable memory ICs.

       Unless the context indicates otherwise, all references to "Cerprobe" or the "Company" refer to Cerprobe Corporation and its subsidiaries.


       PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of Cerprobe Corporation and its subsidiaries: Cerprobe Europe Limited, Cerprobe Europe S.A.S., Cerprobe Asia Holdings Pte Ltd, Cerprobe Interconnect Solutions, Inc. ("CIS"), SVTR, Inc. ("SVTR"), Cerprobe Japan Co., Ltd, and OZ Technologies, Inc ("OZ"). All significant intercompany transactions have been eliminated in consolidation.

       Cerprobe Asia Holdings Pte Ltd is a 60% owner of Cerprobe Asia Pte Ltd; the balance is owned by Asian investors. Cerprobe Asia Pte Ltd's wholly owned subsidiaries, Cerprobe Singapore Pte Ltd and Cerprobe Taiwan Co., Ltd., operate full service sales and manufacturing plants.

       In January 1997, the Company acquired all of the outstanding stock of SVTR, Inc., a company that refurbishes, reconfigures, and services wafer probing equipment. In the third quarter of 1998, the Company discontinued operations of SVTR. See Note 17.

       In May 1997, the Company entered into a joint venture with Upsys Reseau Eurisys ("Upsys"), a French company owned by IBM and GAME COGEMA Group, a French testing and engineering company. The joint venture, called Upsys-Cerprobe, L.L.C., assembled and repaired Upsys's vertical probe card that had been distributed by Cerprobe throughout the United States and Asia. Cerprobe owned 55% of the joint venture and Upsys owned 45%. On June 25, 1998, the Company terminated its distribution agreement with Upsys, and in connection therewith, Cerprobe purchased Upsys's 45% interest in Upsys-Cerprobe, L.L.C. Accordingly, the consolidated financial statements as of and for the years ended December 31, 1999, 1998, and 1997 include the activities of Upsys-Cerprobe, L.L.C. as a consolidated entity with a minority interest through June 25, 1998.

       In September 1998, the Company acquired France-based Cerprobe Europe S.A.S. The Company designs, manufactures and distributes probe cards at its manufacturing plant near Marseilles. Accordingly, the consolidated financial statements as of and for the year ended December 31, 1998 include Cerprobe Europe S.A.S.'s activities since the date of acquisition. See Note 18.

       In March 1999, the Company formed Cerprobe Japan Co., Ltd. to operate a sales and distribution facility in Yokohama, Japan.

       In December 1999, the Company acquired California-based OZ Technologies, Inc. The Company offers systems solutions for IC package test and is a leading designer and producer of high performance test sockets and contactors. OZ also designs and distributes ATE test boards and burn-in interfaces and systems. Accordingly, the consolidated financial statements as of December 31, 1999 and for the year ended December 31, 1999 include OZ Technologies, Inc.'s activities since the date of acquisition. See Note 18.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       USE OF ESTIMATES

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet dates and reporting of revenues and expenses during the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       INVENTORIES

       Inventories are stated at the lower of cost (first-in, first-out method) or market.

       PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives:

            Building                                              39 years
            Manufacturing tools and equipment                    3-7 years
            Office furniture and equipment                       3-7 years
            Computer hardware and software                       3-5 years
            Leasehold improvements                           Life of lease

       INTANGIBLES

       Intangibles consist of a license, goodwill, assembled workforce, patents and technology.

       Goodwill represents the amount by which the cost of businesses purchased exceeds the fair value of the net assets acquired. Goodwill is amortized over a period of seven to ten years using the straight-line method. Assembled workforce represents the amount allocated to an acquired company's existing personnel infrastructure and is being amortized over four years using the straight-line method. Patents and technology are stated at fair market value at the date of acquisition and are amortized over a period of five to eight years using the straight-line method. Research and development costs and any costs associated with internally developed patents, formulas or other proprietary technology are expensed in the year incurred. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful lives of intangibles may warrant revision or that the remaining balances may not be recoverable. When factors indicate that the assets should be evaluated for possible impairment, the Company uses an estimate of the undiscounted net cash flows over the remaining life of the assets in measuring whether the asset is recoverable.

       In November 1998, the Company entered into a 10 year manufacturing license agreement with Feinmetall GMBH Co., to acquire an exclusive non-transferrable royalty bearing license to manufacture, use, sell, distribute, and repair ViProbe(R). This license covers worldwide territories except Europe. The license will be amortized over the period in which products are produced and will not exceed the ten-year license term.

       INCOME TAXES

       The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOREIGN CURRENCY TRANSLATION

       The financial statements of the Company's Europe, France, and Asia subsidiaries are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation". Assets and liabilities of the subsidiaries are translated into U.S. dollars at current exchange rates. Income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are recorded directly as a separate component of stockholders' equity and minority interest. All transaction gains or losses are recorded in the statement of operations.

       REVENUE RECOGNITION

       The Company records revenue when goods are shipped.

       STOCK BASED COMPENSATION

       In accordance with the provisions of Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees," the Company measures stock-based compensation expense as the excess of the market price at the grant date over the amount the employee must pay for the stock. The Company's policy is to grant stock options at fair market value at the date of grant; accordingly, no compensation expense is recognized. As permitted, the Company has elected to adopt the pro forma disclosure provisions only of SFAS No. 123, "Accounting for Stock-Based Compensation." ("SFAS No. 123").

       CONCENTRATION OF CREDIT RISK

       Financial instruments which potentially subject the Company to concentrations of credit risk consists principally of cash, investment securities, forward currency contracts, and accounts receivable. The Company invests primarily in U.S. Treasury and government agency securities and corporate debt securities rated A1 or higher which have minimal credit risk. The Company places forward currency contracts with high credit-quality financial instruments in order to minimize credit risk exposure. Concentrations of credit risk with respect to accounts receivable are limited due to the Company's large semiconductor industry customer base.

       DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

       In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes standards for the accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement generally requires recognition of gains and losses on hedging transactions. As issued, SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133 -- An Amendment of FASB Statement No. 133, "which deferred the effective date of SFAS No. 133 until June 15, 2000. The company is currently evaluating the impact of SFAS No. 133.

       RECLASSIFICATIONS

       Certain amounts in the 1997 and 1998 financial statements have been reclassified to conform with the 1999 presentation.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(2)    INVENTORIES

       Inventories consist of the following:

                                      1999           1998
                                   -----------    -----------
Raw materials                      $ 8,313,504    $ 5,147,311
Work-in-process                      1,257,863        416,409
Finished goods                         288,053          4,567
                                   -----------    -----------
                                     9,859,420      5,568,287
Reserve for obsolete inventories      (130,920)      (264,656)
                                   -----------    -----------

                                   $ 9,728,500    $ 5,303,631
                                   ===========    ===========

(3)    PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consists of the following:

                                                1999            1998
                                            ------------    ------------
Land                                        $    587,433    $    589,950
Building                                       2,340,887       2,394,679
Manufacturing tools and equipment             17,479,305      15,385,727
Office furniture and equipment                 3,372,043       2,489,523
Leasehold improvements                         4,615,870       2,380,259
Computer hardware and software                 9,523,321       4,675,543
Construction in progress                       1,956,360       3,816,557
                                            ------------    ------------
                                              39,875,219      31,732,238
Accumulated depreciation and amortization    (16,338,198)    (10,562,304)
                                            ------------    ------------

                                            $ 23,537,021    $ 21,169,934
                                            ============    ============

(4)    INTANGIBLE ASSETS

       Intangible assets consist of the following:

                                       1999           1998
                                   ------------    -----------
Licenses                           $  1,650,000    $ 1,528,575
Goodwill and assembled workforce     26,296,245      4,072,156
Patents and technology                  613,057        340,840
                                   ------------    -----------
                                     28,559,302      5,941,571
Accumulated amortization             (2,225,145)    (1,362,536)
                                   ------------    -----------

                                   $ 26,334,157    $ 4,579,035
                                   ============    ===========

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(5)    OTHER ASSETS

       Other assets consist of the following:

                                          1999         1998
                                       ----------   ----------
Investment in CRPB Investors, L.L.C    $  249,865   $  463,845
Other assets and deposits                 426,620      544,072
                                       ----------   ----------

                                       $  676,485   $1,007,917
                                       ==========   ==========

       In September 1996, the Company acquired a 36% interest in CRPB Investors, L.L.C., for $659,233. CRPB Investors, L.L.C., an Arizona limited liability company, was formed for the purpose of owning and operating the 83,000 square foot facility which serves as Cerprobe's worldwide headquarters. The investment is accounted for by the equity method of accounting. In 1999 and 1998, $(116,870) and $100,721, respectively, was recorded by Cerprobe as income (loss) from CRPB Investors, L.L.C.

(6)    ACCRUED EXPENSES

       Accrued expenses consist of the following:

                                          1999         1998
                                    ----------   ----------
Accrued payroll and related taxes   $2,579,820   $2,390,522
Other accrued expenses               2,279,484      685,372
Accrued acquisition costs              513,275           --
Lease termination costs                212,145           --
                                    ==========   ==========
                                    $5,584,724   $3,075,894
                                    ==========   ==========

(7)    NOTES PAYABLE AND LINE OF CREDIT

       In December 1999, the Company entered into a three-year senior secured credit facility with Bank of America, N.A. (the "Loan and Security Agreement"). The Loan and Security Agreement includes a revolving credit facility in the amount of $15,000,000 subject to borrowing base requirements providing for advances of up to eighty-five (85%) of eligible accounts receivable. Advances on the revolving credit facility bear interest at prime rate plus 0.50%. The facility also includes an inventory term loan in the amount of approximately $5,800,000 and a machinery and equipment term loan in the amount of $2,000,000, both of which bear interest at prime rate plus 2.00%. The inventory term loan shall be repaid based upon a 24-month amortization with a balloon payment of the outstanding principal balance at the end of 12 months. The machinery and equipment term loan shall be repaid based upon a 60-month amortization with a balloon payment of the outstanding principal balance at the end of 36 months. All loans, advances, and other obligations, liabilities, and indebtedness of the Company shall be secured by valid, perfected, and enforceable first priority liens upon and security interest in substantially all of the Company's present and future assets, including all accounts, contract rights, inventory instruments, documents, fixtures, chattel paper, general intangibles, patents, trademarks, copyrights, trade names, deposit accounts, vehicles, equipment, and pledge of stock of all domestic subsidiaries of Cerprobe and OZ and 65% of the stock of each wholly-owned foreign subsidiary of Cerprobe. The facility is also guaranteed by all wholly-owned subsidiaries of Cerprobe and OZ. Advances under the revolving credit facility, the inventory term loan, and the machinery and equipment term loan were $1,300,878, $5,834,000, and $2,000,000 respectively, at
       December 31, 1999. The inventory term loan and the equipment term loan are at the maximum currently available under the terms of these loans.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       The Loan and Security Agreement contains a number of covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, incur guaranty obligations, prepay indebtedness except in accordance with relevant subordination provisions, pay dividends or make capital distribution (other than distributions in capital stock), create liens on assets, engage in mergers or consolidations (except for any subsidiary which is acquired solely with the Company's Common Stock and that any subsidiary of the Company may voluntarily merge into another subsidiary), engage in certain transactions with subsidiaries and affiliates, make any change in accounting policies or reporting practices except as required or permitted by generally accepted accounting principles and otherwise restrict corporate activities. In addition, the Loan and Security Agreement requires the Company to comply with certain financial covenants, including the maintenance of a consolidated Tangible Net Worth (as defined in the Loan and Security Agreement). At December 31, 1999, the Company was in violation of the Tangible Net Worth covenant under the line of credit agreement which was waived by the lender.

       The Loan and Security Agreement contains customary events of default, including the failure to pay principal when due or any interest or other amount that becomes due, any representation or warranty being made by the Company that is incorrect in any material respect on or as of the date made, a default in the performance of any covenant which continues for more than thirty days, default in certain other indebtedness, certain insolvency events, certain ERISA events, and certain change of control events.

       In addition, pursuant to the OZ Technologies, Inc. acquisition, the Company issued to Selling Stockholders notes in the amount of $2,830,000 (the "Subordinated Promissory Note") and $2,800,000 (the "Promissory Note").

       The Subordinated Promissory Note accrues interest at a rate of 10% per annum and matures December 3, 2002.

       The Promissory Note accrues interest at a rate of 10% per annum and was to have matured on February 3, 2000. The Selling Stockholders have agreed to extend maturity on this note until June 30, 2000. The Company may satisfy the Promissory Note on June 30, 2000 by paying in cash all amounts then due under the Promissory Note or by transferring its real property located at 10365 Sanden Drive, Dallas, Texas (the "Real Property") to the Selling Stockholders' agent, unencumbered except for minor liens and any mortgage that is executed by the Company in favor of the Selling Stockholders with respect to the Real Property. In the event that the Company satisfies the Promissory Note by transferring the Real Property to the Selling Stockholders' agent on June 30, 2000, the Stock Purchase Agreement provides that the Company and the Selling Stockholders' agent shall assign a value (the "Appraised Value") to the Real Property equal to the appraised value for the Real Property as determined by a mutually agreed-upon real estate appraiser. The Stock Purchase Agreement further provides that (i) to the extent the Appraised Value is less than $2,800,000 plus interest due under the Promissory Note, the amount of the difference shall be added to the principal amount of the Subordinated Promissory Note and (ii) to the extent the Appraised Value is more than $2,800,000 plus interest due under the Promissory Note, the amount of the difference may be applied to reduce the principal amount of the Subordinated Promissory Note if doing so does not cause the Company to violate any covenant in any loan document to which it is a party.

       The Company also has various demand loans outstanding to minority shareholders of Cerprobe Asia Holdings, Pte Ltd. Interest is accrued at the five year Treasury Rate plus 1.50% per anum. These loans are not contractually due or expected to be paid within the next 12 months, and accordingly, are classified as long-term debt. The outstanding balances, including interest at December 31, 1999, totaled $770,034.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Long-term debt consists of the following:

                                          1999         1998
                                      ------------    ---------
Notes payable                         $ 15,534,912    $ 870,540
Less current portion                   (10,334,878)    (138,985)
                                      ------------    ---------

Notes payable, less current portion   $  5,200,034    $ 731,555
                                      ============    =========

       Annual maturities of long-term debt are as follows:

                        2000                   $  10,334,878
                        2001                         400,000
                        2002                       4,030,000
                        Thereafter                   770,034
                                               -------------
                                               $  15,534,912
                                               =============

(8)    LEASES

       The Company leases certain equipment under capital leases. These assets have been capitalized at the present value of the future minimum lease payments and are included with manufacturing tools and equipment and office furniture at a cost of $5,547,998 and $4,710,745 with related accumulated amortization of $2,090,492 and $1,454,205 as of December 31, 1999 and 1998, respectively. In addition, the Company is obligated under certain noncancelable operating leases for the Company's manufacturing and office space. Certain operating lease agreements provide for annual rent escalations and renewal options.

       The following is a schedule of the future minimum lease payments for the years ending December 31:

                                                                        RENTALS
                                                                       RECEIVABLE
                                            CAPITAL       OPERATING      UNDER
                                            LEASES         LEASES      SUBLEASES
                                          -----------    -----------   ----------
     2000                                 $ 1,140,177    $ 2,334,323    $47,600
     2001                                     904,016      2,154,005         --
     2002                                     709,554      1,807,902         --
     2003                                     527,421      1,417,884         --
     2004                                     308,613      1,342,071         --
     Thereafter                               248,837      9,340,323         --
                                          -----------    -----------    -------

Total future minimum lease payments       $ 3,838,618    $18,396,508    $47,600
                                                         ===========    =======
Less amounts representing interest
(at rates ranging from 6.0% to 9.82%)        (429,024)
                                          -----------

Present value of net minimum capital
    lease payments                        $ 3,409,594
Less current portion                         (954,957)
                                          -----------

Capital lease obligations, less current
    portion                               $ 2,454,637
                                          ===========

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Depreciation expense for assets under capital leases is charged to depreciation and amortization expense.

       Rental expense for the years ended December 31, 1999, 1998, and 1997 was $1,959,970, $1,663,829, and $1,640,272, respectively.

(9)    INCOME TAXES

       Income tax expense (benefit) consists of the following:

              1999           1998          1997
           -----------    -----------    ----------
Foreign    $   805,988    $   549,245    $  115,763
Federal     (3,177,178)     2,488,841     3,643,959
State         (339,389)       647,222     1,050,445
           -----------    -----------    ----------

           $(2,710,579)   $ 3,685,308    $4,810,167
           ===========    ===========    ==========

Current    $(1,734,320)   $ 4,194,482    $4,802,105
Deferred      (976,259)      (509,174)        8,062
           -----------    -----------    ----------
           $(2,710,579)   $ 3,685,308    $4,810,167
           ===========    ===========    ==========

        A reconciliation of actual income taxes to income taxes at the "expected" United States federal corporate income tax rate of 34% is as follows:

                                             1999           1998           1997
                                         -----------    -----------    -----------
Income tax expense (benefit) at
 "expected" federal corporate rate       $(5,042,763)   $ 3,033,466    $ 4,240,851
State income taxes, net of federal tax
 effect                                     (223,997)       427,167        693,294

In-process research and
  development expense not benefited        2,996,420             --             --

Foreign income taxed at lower
  than U.S. federal rate                    (151,450)        (3,326)       (79,408)
Amortization of intangibles                  240,307        156,843        131,406

Foreign sales corporation benefit                 --       (106,236)       (82,501)
Utilization of federal tax credit           (703,642)            --             --

Nontaxable income                                 --             --        (79,013)
Utilization of net operating loss
 carryforwards                                    --             --        (47,706)
Change in foreign and state valuation
   allowance                                 143,514        171,810             --
Other                                         31,032          5,584         33,244
                                         -----------    -----------    -----------

                                         $(2,710,579)   $ 3,685,308    $ 4,810,167
                                         ===========    ===========    ===========

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liability are as follows:

                                                       1999           1998
                                                    -----------    -----------
Deferred tax assets:
  Foreign tax loss carryforward                     $    86,738    $   349,364
  Acquisition costs not currently deductible            581,902        616,747
  Amortization not currently deductible                 253,024          1,693
  Currency translation not currently deductible         120,399        192,589
  Reserves and accruals not currently deductible      1,024,801        446,092
Net operating loss carry forward                      1,125,339             --
Income tax credits                                      379,609             --
                                                    -----------    -----------
        Deferred tax assets                         $ 3,571,812    $ 1,606,485

  Less valuation allowance                             (492,878)      (349,364)
                                                    -----------    -----------

  Deferred tax assets                               $ 3,078,934    $ 1,257,121

Deferred tax liabilities:
  Difference between book and tax depreciation of
    property, plant and equipment                    (1,427,483)      (581,930)
                                                    -----------    -----------
  Net deferred tax asset (liability)                $ 1,651,451    $   675,191
                                                    ===========    ===========

Summary of current and long-term portion of deferred tax items are as follows:

                                                         1999           1998
                                                      ---------        -------
Current asset                                         2,123,609        446,092
Long-term asset (included in other assets)                   --        229,099
Long-term liability (included in other liabilities)    (472,158)            --
                                                      ---------        -------
                                                      1,651,451        675,191
                                                      =========        =======

       The valuation allowance increased by $143,514 in 1999 and $171,810 in 1998, and is due to state and foreign losses for which there is no assurance of realizing a tax benefit. A valuation allowance has not been provided for the other deferred tax assets since management believes realization of the deferred tax assets is considered more likely than not.

(10)   STOCKHOLDER'S EQUITY

       SHAREHOLDER RIGHTS PLAN

       On October 8, 1998, each shareholder of record received one Preferred Share Purchase Right ("Right") on each outstanding share of Common Stock owned. Each Right entitled shareholders to buy one one-thousandth of a share of newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $110. The Rights will be exercisable if a person or group hereafter acquires 15% or more of the Common Stock of the Company or announces a tender offer for 15% or more of the Common Stock. Should this occur, the Right will entitle its holder to purchase, at the Right's exercise price, a number of shares of Common Stock having a market value at the time of twice the Right's exercise price. Rights held by the 15% holder will become void and will not be exercisable to purchase shares at the bargain purchase price. If the Company is acquired in a merger or other business combination transaction after a person acquires 15% or more of the Company's Common Stock, each Right will entitle its holder to purchase, at the Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

       TREASURY STOCK

       During 1998, the Company repurchased 503,541 shares, or approximately 6%, of the Company's Common Stock in the open market at an approximate price of $11.37 per share. The Company has utilized 60,899 shares of the reacquired shares for reissuance in connection with its Employee Stock Purchase Plan.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       WARRANTS AND NON-EMPLOYEE STOCK OPTION

       Additionally, the Company issued 39,275 Common Stock warrants in January 1996. These warrants give the holder the right to purchase from the Company not more than 39,275 fully paid and non-assessable shares of the Company's Common Stock, $.05 par value, at a price of $16.55 per share on or after January 16, 1997, with expiration in January 2001. In 1998, 2,000 warrants were exercised.

(11)   STOCK OPTION PLANS

       The Company adopted in 1983, 1989, 1995, respectively, an incentive stock option plan, a non-qualified stock option plan, and a combination stock option plan. In 1999 the Company adopted a broad-based non-qualified stock option plan with a maximum of 1,000,000 shares of Common Stock to be issued under the plan. The combined plans provide for the issuance of options to purchase 3,585,000 shares of the Company's Common Stock, of which 1,126,600 were available for grant as of December 31, 1999. In accordance with the plans, options are to be granted at no less than 100% of the fair market value of the shares at the date of grant. The options become exercisable on a basis as established by the Company's Compensation Advisory Committee of the Board of Directors and are exercisable for a period of 5 to 10 years.

       The Company has elected to follow APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its plans. Under APB No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized. Pro forma information regarding net income (loss) and earnings (loss) per share is required by SFAS No. 123 as if the Company had accounted for its employee stock options under the fair value method. The fair value of each option granted for 1999, 1998, and 1997 was estimated as of the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1999, 1998, and 1997, respectively; risk-free interest rates of 5.2%, 5.1%, and 5.6%; dividend yields of zero for all years; volatility factors of the expected market price of the Company's Common Stock of 60%, 52%, and 52%, respectively; and weighted average expected lives of the options of 5 years for 1999 and 3 years for 1998 and 1997.

       Pro forma net income (loss) reflects only options granted in years 1995 through 1999. Therefore, the full impact of calculating compensation cost for employee stock options under SFAS No. 123 is not reflected in the pro forma amounts presented below because compensation cost is reflected over the options' vesting periods of generally between 3 and 4 years and the compensation cost for options granted before January 1, 1995 is not considered. The Company's pro forma information follows:

                                                   1999           1998         1997
                                               ------------    ---------    ----------
Net income (loss)      As reported             $(12,580,672)   $(495,908)   $1,895,968
                       Pro forma (unaudited)   $(13,196,904)   $(708,146)   $1,784,019
Basic net income
    (loss) per share   As reported             $      (1.60)   $   (0.06)   $     0.28
                       Pro forma (unaudited)   $      (1.67)   $   (0.09)   $     0.27
Diluted net income
    (loss) per share   As reported             $      (1.60)   $   (0.06)   $     0.27
                       Pro forma (unaudited)   $      (1.67)   $   (0.09)   $     0.26


                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       A summary of the Company's employee stock option activity and related information for the years ended December 31 follows:

                                 1999                     1998                   1997
                        ----------------------    ---------------------   -------------------
                                      WEIGHTED                 WEIGHTED              WEIGHTED
                                       AVERAGE                  AVERAGE               AVERAGE
                                      EXERCISE                 EXERCISE              EXERCISE
                          SHARES        PRICE       SHARES       PRICE     SHARES     PRICE
                        ----------------------    ---------------------   -------------------
Outstanding at
   beginning of year    1,199,566       $10.19      639,866     $ 8.81    593,631     $ 8.46
   Granted                423,000       $ 8.43      984,000     $13.44    153,000     $10.38
   Exercised             (231,966)      $ 6.03      (31,300)    $ 6.57    (95,265)    $ 8.57
   Expired/canceled      (199,300)      $10.86     (393,000)    $16.37    (11,500)    $12.88
                        ---------                 ---------               -------
Outstanding at end
  of year               1,191,300       $10.27    1,199,566     $10.19    639,866     $ 8.81
                        =========                 =========               =======
   Exercisable at
    end of year           540,196       $10.70      569,898     $ 9.01    367,320     $ 7.45
                        =========                 =========               =======
Weighted average
  fair value of
  options granted
  during the year           $4.76                     $5.35                $4.16
                        =========                 =========               =======

       The following table summarizes information about stock options outstanding at December 31, 1999:

                        OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                     -------------------------               -----------------------
                                    WEIGHTED-
                                     AVERAGE     WEIGHTED-                 WEIGHTED-
                        NUMBER      REMAINING     AVERAGE       NUMBER      AVERAGE
                     OUTSTANDING   CONTRACTUAL    EXERCISE   EXERCISABLE    EXERCISE
                     AT 12/31/99       LIFE        PRICE     AT 12/31/99     PRICE
                     -----------   -----------   ---------   -----------   ---------
$5.50                   100,000        9.80        $ 5.50       20,000       $ 5.50
$7.00                   150,000       10.00        $ 7.00       30,000       $ 7.00
$8.00 to $9.75           70,000        9.24        $ 8.34       30,000       $ 8.77
$10.25 to $10.50        263,800        7.31        $10.38      180,500       $10.37
$11.00 to $11.875       303,000        8.26        $11.15      152,664       $11.24
$12.250 to $13.125      243,500        8.72        $12.34      114,832       $12.44
$15.125                  61,000        9.13        $15.13       12,200       $15.13
                      ------------                             -------
                      1,191,300        8.59        $10.26      540,196       $10.26
                      ============                             =======

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12)   COMPREHENSIVE INCOME

       The Company recognized comprehensive income (loss) for the years ended December 31, as follows:

                                                 YEAR ENDED DECEMBER 31,
                                       -----------------------------------------
                                           1999           1998          1997
                                       ------------    ---------    -----------
Net income (loss)                      $(12,580,672)   $(495,908)   $ 1,895,968
Other comprehensive income (loss),
    net of tax:
   Foreign currency translation
      adjustment                            (80,672)      17,798       (402,344)
   Tax benefit (expense) from
      foreign currency translation           32,269       (7,119)       160,938
                                       ------------    ---------    -----------
     Net other comprehensive
        income (loss)                       (48,403)      10,679       (241,406)
                                       ------------    ---------    -----------
Comprehensive income (loss)            $(12,629,075)   $(485,229)   $ 1,654,562
                                       ============    =========    ===========

(13)   RELATED PARTY TRANSACTIONS

       In August 1999, the Company and certain of its Directors and Officers entered into Secured Promissory Notes and Stock Pledge Agreements, which totaled $841,465. The purpose of the loans was to exercise stock options scheduled to expire. Interest on the notes is at 6% per annum with note maturities in August 2002. The notes are fully recourse to the borrowers and are also collateralized by the Company's Common Stock.

(14)   SEGMENT INFORMATION

       The Company operates principally in one industry segment; the design, development, manufacture and market of semiconductor integrated circuit test products and services. The Company's principal customers are North American, European, and Asian-based semiconductor manufacturing companies.

       Two of the Company's customers exceeded 10% of net sales. The first customer accounted for 14%, 17%, and 17% of net sales for the years ended December 31, 1999, 1998, and 1997, respectively. The accounts receivable from that customer were $327,118, $586,318, and $1,081,424 at December 31, 1999, 1998, and 1997, respectively. The second customer accounted for 13%, 12%, and 10% of net sales for the years ended December 31, 1999, 1998, and 1997, respectively, with accounts receivable of $639,091, $451,766, and $654,015 at December 31, 1999, 1998, and 1997,
       respectively.

       International sales represented 23%, 18%, and 18% of the Company's net sales in 1999, 1998, and 1997, respectively.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       The following is a summary of the Company's geographic operations:

                           NORTH         EUROPE
                          AMERICA       AND ASIA    ELIMINATIONS    CONSOLIDATED
                        -----------   -----------   ------------    ------------
1999
-----------
Customer sales          $48,288,270   $ 4,367,481   $         --     $62,655,751
Intercompany sales          673,472     3,162,820     (3,836,292)             --
                        -----------   -----------   ------------     -----------
   Total sales          $48,961,742   $17,530,301   $ (3,836,292)    $62,655,751
                        ===========   ===========   ============     ===========

Long-lived assets       $60,059,515   $ 3,537,614   $(13,049,467)    $50,547,662
                        ===========   ===========   ============     ===========

1998
-----------
Customer sales          $62,412,140   $13,795,337   $         --     $76,207,477
Intercompany sales          494,987     3,304,021     (3,799,008)             --
                        -----------   -----------   ------------     -----------
   Total sales          $62,907,127   $17,099,358   $ (3,799,008)    $76,207,477
                        ===========   ===========   ============     ===========

Long-lived assets       $28,134,572   $ 4,375,940   $ (5,753,626)    $26,756,886
                        ===========   ===========   ============     ===========

1997
-----------
Customer sales          $56,670,599   $12,341,796   $         --     $69,012,395
Intercompany sales          864,575     2,110,599     (2,975,174)             --
                        -----------   -----------   ------------     -----------
   Total sales          $57,535,174   $14,452,395   $ (2,975,174)    $69,012,395
                        ===========   ===========   ============     ===========

Long-lived assets       $18,514,131   $ 1,967,317   $ (2,805,672)    $17,675,776
                        ===========   ===========   ============     ===========

       Management does not believe significant credit risk existed at December 31, 1999. The Company monitors its customers' financial condition and does not require collateral. Historically, the Company has not experienced significant losses related to receivables from any individual or groups of customers.

(15)   COMMITMENTS AND CONTINGENCIES

       In October 1998, the Company filed an action against the former President, Director and shareholder of Silicon Valley Test & Repair, Inc., which was acquired by the Company by way of a merger into its wholly-owned subsidiary, SVTR, Inc., in January 1997. The suit seeks rescission of the acquisition and/or monetary damages arising from failure of the defendants to disclose material facts regarding the origins of certain software necessary for SVTR, Inc.'s business. In February 1999, the defendants filed a counter claim against the Company alleging conversion, interference with contractual relations, unfair business practices, breach of contract, and specific performance allegedly arising from the Company's actions to preclude the defendants from selling the Company stock received by defendants as part of the purchase price of Silicon Valley Test & Repair, Inc.; the Company seeks to recover this stock and the balance of the purchase price through its claims for rescission. In March 1999, the Company and SVTR filed an amended complaint. The defendants have responded and the action is proceeding to trial. While the Company intends to vigorously prosecute this action, it is impossible to predict the outcome of this or any litigation. It is not anticipated that this suit will have a material adverse impact on the Company's financial condition or results of operations.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       The Company is involved in other legal actions arising in the ordinary course of business. In the opinion of management, the disposition of these actions would not have a material adverse effect on the Company.

 (16)  EMPLOYEE BENEFIT PLANS

       In December 1997, the Board of Directors approved the Employee Stock Purchase Plan (the "ESPP") which provides employees the means to acquire an equity interest in the Company. Eligible employees of the Company can purchase Common Stock through payroll deductions at the lower of 85% of the closing price of the Common Stock on the offering commencement date or the offering termination date. Payroll deductions for the purchase of the stock may not exceed 10% of the employee's base compensation or $25,000. As of December 31, 1999, 60,899 shares had been purchased under this plan. The maximum number of shares that may be issued under this plan is 150,000.

       The Company established the Cerprobe Corporation 401(k) Plan ("the Plan") in 1993. Employees who have reached 18 years of age and who have completed 90 days of service for the Company are eligible to participate in the Plan. Participants may elect to defer up to 15% of their salary.

       Any contribution by the Company is at its discretion and only for those participants who have completed one year of service for the Company. The Company expensed discretionary contributions pursuant to the Plan in the approximate amounts of $264,778, $324,000, and $241,000 for the years ended December 31, 1999, 1998, and 1997, respectively. The participants are fully vested in their and the Company's contributions.

 (17)  DISCONTINUED OPERATIONS

       In the third quarter of 1998, the Company discontinued operations of SVTR, a wafer prober refurbishing and upgrading subsidiary acquired by the Company in January 1997. The discontinuance resulted from questions regarding the origins of certain software necessary for SVTR's business. In March 1999, Cerprobe sold certain SVTR assets for $500,000. No gain or loss was recognized on the sale.

       SVTR has been accounted for as a discontinued operation and accordingly, its results of operations and financial position are segregated for all periods presented in the accompanying consolidated financial statements. Net sales, related losses and income taxes associated with the discontinued operations are as follows:

                                          YEARS ENDED DECEMBER 31,
                                          -----------------------
                                            1999          1998
                                          -------     -----------
              Net sales                   $    --     $ 3,871,292
                                          -------     -----------
              Loss from operations        $(8,869)    $(3,550,636)
              Income tax benefit            3,547       1,625,816
                                          -------     -----------
              Loss from operations, net   $(5,322)    $(1,924,820)
                                          =======     ===========

              Loss on disposal            $    --     $(6,346,233)
              Income tax benefit               --       2,538,493
                                          -------     -----------
              Loss on disposal, net       $    --     $(3,807,740)
                                          =======     ===========

       The effective tax rate used in calculating the income tax benefit from discontinued operations is approximately the same as the Company's effective tax rate for continuing operations.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       The Company recorded a pretax charge of $4,597,034 to write down its assets to estimated net realizable value and to record additional liabilities in the shut down period. A charge of $1,749,199 was also recorded to reflect the estimated phase out costs and losses from operations associated with SVTR. The tax benefit associated with these charges was $2,538,493.

       The net assets (liabilities) of SVTR, as reclassified in the accompanying consolidated balance sheets, include the following:

                                                    DECEMBER 31,
                                             --------------------------
                                                 1999         1998
                                             -----------  -------------
        Current assets                       $   554,585    $ 3,445,737
        Property, plant and equipment, net            --             --
        Intangibles, net                              --             --
        Other assets                              63,011         46,865
        Current liabilities                     (289,358)      (931,913)
        Long term debt                            (5,286)       (19,847)
        Other long term liabilities             (769,581)    (1,058,939)
                                             -----------    -----------
                                             $  (446,629)   $ 1,481,903
                                             ===========    ===========

(18)   ACQUISITIONS

       UPSYS-CERPROBE L.L.C.

       On June 25, 1998, the Company purchased Upsys's 45% interest in Upsys-Cerprobe L.L.C. The acquisition resulted in $376,366 of goodwill, which is being amortized on a straight-line basis over eight years.

       CERPROBE EUROPE S.A.S. (FORMERLY SEMICONDUCTEUR SERVICES S.A.)

       On September 30, 1998, the Company acquired France-based Cerprobe Europe S.A.S. for $3.0 million in cash and $250,000 in acquisition related expenses. Cerprobe Europe S.A.S. designs, manufactures and distributes probe cards. The acquisition resulted in $1,568,000 of in-process research and development, which was charged to operations upon acquisition, and $508,051 in goodwill, which is being amortized on a straight-line basis over 10 years, and $98,000 in assembled workforce, which is being amortized on a straight line basis over 4 years.

       The acquisition was accounted for as a purchase and, accordingly, the accompanying consolidated balance sheet includes the assets purchased and liabilities assumed of Cerprobe Europe S.A.S. at December 31, 1998 and the accompanying consolidated statements of operations include the results of Cerprobe Europe S.A.S. since the date of acquisition.

       OZ TECHNOLOGIES, INC. ("OZ")

       In December 1999, the Company acquired all of the outstanding stock of OZ, a manufacturer of systems solutions for IC package testing and a leading designer and producer of high performance test sockets and contactors for $36 million. OZ also designs and distributes ATE test boards and burn-in interfaces and systems. The purchase price consisted of $19 million in cash, notes payable of $5.6 million, and 1.5 million shares of Common Stock. Of the 1.5 million shares of common stock, up to 554,089 can be sold during the 180-day period on or after the effective date of the registration statement on Form S-3 with the Securities and Exchange Commission. If the selling shareholders sell the common stock during the 180 day period and the average proceeds per share after selling expenses are less than $7.58 per share, the product of the difference between $7.58 per share and the average proceeds per share and the number of shares of Cerprobe Common Stock sold during the 180-day period shall be added to the Subordinated Promissory Note.

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values at the date of acquisition. The acquisition resulted in $8,815,000 in-process research and development, which was charged to operations upon acquisition, $21,183,864 in goodwill which is being amortized on a straight-line basis over seven years and $1,009,091 in assembled workforce which is being amortized on a straight-line basis over four years. The purchase price of $36 million plus acquisition costs of $1.9 million was allocated as follows:

        Purchase price:
            Cash                                          $ 19,000,000
            Note payable                                     5,630,000
            Common Stock and additional paid in capital     11,338,000
            Costs of acquisition                             1,900,000
                                                          ------------
                                                          $ 37,868,000
                                                          ============
        Assets acquired and liabilities assumed:
            Current assets                                $  8,945,021
            Property, plant and equipment                    1,822,749
            Other assets                                        87,209
            In-process research and development              8,815,000
            Goodwill and assembled workforce                22,192,955
            Current liabilities                             (3,994,934)
                                                          ------------
                                                          $ 37,868,000
                                                          ============

       At acquisition, the state of the research and development products was not yet at a technological or commercially viable state. The Company did not believe that the research and development products had any future alternative use because if these products were not finished and brought to ultimate product completion, they would have no other value. Therefore, consistent with generally accepted accounting principles, the Company recorded a charge for the full value of the in-process research and development.

       The consolidated balance sheet as of December 31, 1999 includes the accounts of OZ and results of operations since the date of acquisition. The following summary, prepared on a pro forma basis, excluding the charge for in-process research and development, present the results of operations as if the acquisition had occurred on January 1, 1998.

                                               YEARS ENDED DECEMBER 31,
                                              --------------------------
                                                 1999           1998
                                              -----------    -----------
                                              (unaudited)    (unaudited)
        Net sales                             $89,292,000    $97,082,000
        Net income (loss)                        (938,400)     2,944,600
        Basic net income (loss) per share           (0.10)          0.31
        Diluted net income (loss) per share         (0.10)          0.30

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       The pro forma results are not necessarily indicative of what the actual consolidated results of operations might have been if the acquisition had been effective at the beginning of 1998 or as a projection of future results.

 (19)  FAIR VALUE OF FINANCIAL INSTRUMENTS

       SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine the amounts.

       The carrying amount of investment securities, receivables, accounts payable, and accrued expenses approximates fair value because of the short term nature of these items. The fair value of notes payable and capital lease obligations approximate the terms in the marketplace at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

 (20)  SUPPLEMENTAL FINANCIAL INFORMATION

       A summary of additions and deductions related to the allowances for accounts receivable and inventories for the years ended December 31, 1999, 1998 and 1997 follows:

                         BALANCE AT                                          BALANCE AT
                         BEGINNING                                             END OF
                           OF YEAR   ADDITIONS   ACQUISITIONS   DEDUCTIONS      YEAR
                         ---------   ---------   ------------   ----------   ----------
Allowance for doubtful
    accounts:

    Year ended
    December 31, 1999    $333,364     $  4,000       $--         $  6,355     $331,009

    Year ended
    December 31, 1998    $215,179     $186,585       $--         $ 68,400     $333,364

    Year ended
    December 31, 1997    $223,000     $ 24,000       $--         $ 31,821     $215,179

Allowance for
    obsolescence of
    inventories:

    Year ended           $264,656     $180,000       $--         $313,736     $130,920
    December 31, 1999

    Year ended           $244,000     $534,000       $--         $513,344     $264,656
    December 31, 1998

    Year ended
    December 31, 1997    $129,000     $621,000       $--         $506,000     $244,000

                      CERPROBE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(21)   NET INCOME (LOSS) PER SHARE

       The following table sets forth the computation of basic and diluted net income (loss) per share:

                                                 1999           1998            1997
                                             ------------    -----------    ----------
Net income (loss)                            $(12,580,672)   $  (495,908)   $1,895,968
                                             ============    ===========    ==========

Weighted average outstanding common shares      7,884,628      7,963,747     6,690,265
Effect of dilutive securities:
    Stock options                                  62,768        287,626       292,103
    Convertible preferred stock                        --             --            --
    Antidilutive effect of
        dilutive securities                       (62,768)            --            --
                                             ------------    -----------    ----------
    Weighted average and common equivalent
      shares outstanding                        7,884,628      8,251,373     6,982,368
                                             ============    ===========    ==========
    Basic net income (loss) per share        $      (1.60)   $     (0.06)   $     0.28
                                             ============    ===========    ==========
    Diluted net income (loss) per share      $      (1.60)   $     (0.06)   $     0.27
                                             ============    ===========    ==========

(22)   QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                            FIRST     SECOND      THIRD       FOURTH
                                           QUARTER   QUARTER    QUARTER(1)  QUARTER(2)
                                           -------   -------    ----------  ----------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
YEAR ENDED DECEMBER 31, 1999
----------------------------
Net sales                                  $15,606   $14,103     $14,932     $ 18,015
Gross profit                                 5,560     4,246       5,189        6,023
Operating income (loss)                        335    (2,556)     (1,070)     (11,313)
Income (loss) from continuing operations       150    (1,659)       (878)     (10,189)
Net income (loss)                              145    (1,659)       (878)     (10,189)
Basic net income (loss) per share             0.02     (0.22)      (0.11)       (1.22)
Diluted net income (loss) per share           0.02     (0.22)      (0.11)       (1.22)


YEAR ENDED DECEMBER 31, 1998
----------------------------
Net sales                                  $22,953   $18,139     $20,107     $ 15,008
Gross profit                                 9,879     7,253       8,593        5,430
Operating income                             4,445     1,686       1,354          223
Income from continuing operations            2,748     1,202       1,036          251
Net income (loss)                            2,345       467      (3,557)         249
Basic net income (loss) per share             0.29      0.06       (0.46)        0.03
Diluted net income (loss) per share           0.28      0.06       (0.45)        0.03

(1) 1998 includes a write-off of in-process research and development of $1.6 million, or $0.11 per diluted share, related to the acquisition of Cerprobe Europe S.A.S.

(2) 1999 includes a write-off of in-process research and development of $8.8 million or $ 1.05 per diluted share, related to the acquisition of OZ Technologies, Inc.